UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 8, 2006, Prime Group Realty Trust (the "Company") announced its consolidated financial results for the second quarter ended June 30, 2006. The Press Release will be available on the Company’s Internet website (www.pgrt.com) and will also be available upon request as specified therein.

Copies of the Company’s second quarter ended June 30, 2006 earnings press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Prime Group Realty Trust Second Quarter Ended June 30, 2006 Earnings Press Release dated August 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: August 8, 2006	President and Chief Executive Officer

EXHIBIT 99.1

August 8, 2006

PRIME GROUP REALTY TRUST REPORTS SECOND QUARTER 2006 RESULTS

CHICAGO, Illinois. August 8, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the "Company") announced its results today for the second quarter ended June 30, 2006. Net loss available to common shareholders, after the allocation of $2.25 million in accrued (but not declared or paid) quarterly distributions to the preferred shareholders was $0.1 million or $0.50 per share for the second quarter of 2006, as compared to a net loss of $26.4 million or $1.12 per share reported for the second quarter of 2005. The $26.3 million decrease in net loss was principally the result of the allocation of losses to our parent company, via minority interest, as a result of the Company’s acquisition by an affiliate of The Lightstone Group, LLC in July 2005 (the “Acquisition”).

Revenue for the second quarter was $24.7 million, an increase of $0.6 million from second quarter 2005 revenue of $24.1 million, principally due to the increase of $0.4 million in rental income as a result of increased occupancy.

The results of the Company’s operations compared to the second quarter of 2005, before minority interest, were affected by:

•	a $15.1 million decrease in discontinued operations as a result of an asset impairment recorded in June 2005 related to our 208 South LaSalle street property, which was sold in December 2005;
•	a $8.4 million decrease in strategic alternative costs primarily due to the completion of the Acquisition;
•	a $0.9 million decrease in the operating expenses of our taxable REIT subsidiary primarily due to the decrease in provision for income taxes as well as a decrease in leasing commission expense; and
•	a $0.8 million decrease in general and administrative costs as a result of lower salaries and benefits expense and legal costs.

and the foregoing were partially offset by:

•

a $4.1 million increase in depreciation and amortization primarily attributable to the revaluation to fair value of tangible and intangible assets that was required by applicable accounting rules in connection with the Acquisition;

•	a $3.8 million increase in interest expense primarily due to increased debt and higher variable interest rates; and
•

a $0.4 million increase in the non-cash allocation of losses from investments in unconsolidated joint ventures, which are primarily attributable to increased depreciation and amortization related to the revaluation to fair value of assets in connection with the Acquisition.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and three joint venture interests in office properties totaling 2.6 million net rentable square feet. To learn more, visit the company website at www.pgrt.com.

Prime Group Realty Trust is owned and controlled by the Lightstone Group. Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 20 million square feet of space in 28 states and Puerto Rico.  Headquartered in Lakewood, New Jersey, The Lightstone Group employs over 1,000 professionals and maintains regional offices in New York, Maryland, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over the past 20 months.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Successor	Predecessor
	Company	Company
	Three months	Three months
	ended	ended
	June 30	June 30
	2006	2005
Revenue:
Rental	$13,619	$13,226
Tenant reimbursements	9,128	8,835
Other property revenues	964	1,066
Services Company revenue	1,038	971
Total revenue	24,749	24,098

Expenses:
Property operations	6,984	6,326
Real estate taxes	5,302	5,656
Depreciation and amortization	9,107	4,974
General and administrative	1,584	2,343
Services Company operations	803	1,694
Strategic alternative costs	–	8,354
Total expenses	23,780	29,347
Operating income (loss)	969	(5,249)
Loss from investments in unconsolidated joint ventures	(3,365)	(2,967)
Interest and other income	566	747
Interest:
Expense	(9,876)	(6,102)
Amortization of deferred financing costs	(351)	(1,020)
Loss from continuing operations before minority interests	(12,057)	(14,591)
Minority interests	14,181	1,936
Income (loss) from continuing operations	2,124	(12,655)
Discontinued operations, net of minority interests of $(139) and $1,536 in 2006 and 2005, respectively	1	(11,815)
Income (loss) before gain on sales of real estate	2,125	(24,470)
Gain on sales of real estate, net of minority interests of $(638) and $(41) in 2006 and 2005, respectively	6	316
Net income (loss)	2,131	(24,154)
Net income allocated to preferred shareholders	(2,250)	(2,250)
Net loss available to common shareholders	$(119)	$(26,404)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(0.53)	$(0.63)
Discontinued operations, net of minority interests	–	(0.50)
Gain on sales of real estate, net of minority interests	0.03	0.01
Net loss available per weighted-average common share of beneficial interest –basic and diluted	$(0.50)	$(1.12)

Prime Group Realty Trust

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Successor	Predecessor
	Company	Company
	Six months	Six months
	ended	ended
	June 30	June 30
	2006	2005
Revenue:
Rental	$27,277	$26,676
Tenant reimbursements	17,809	17,580
Other property revenues	2,029	1,929
Services Company revenue	2,109	1,993
Total revenue	49,224	48,178

Expenses:
Property operations	13,269	12,769
Real estate taxes	10,713	11,137
Depreciation and amortization	18,490	9,919
General and administrative	3,406	4,767
Services Company operations	1,855	2,469
Severance costs	–	176
Strategic alternative costs	–	10,288
Total expenses	47,733	51,525
Operating income (loss)	1,491	(3,347)
Loss from investments in unconsolidated joint ventures	(7,361)	(6,024)
Interest and other income	1,437	1,325
Interest:
Expense	(18,994)	(12,046)
Amortization of deferred financing costs	(648)	(1,263)
Loss from continuing operations before minority interests	(24,075)	(21,355)
Minority interests	28,323	2,973
Income (loss) from continuing operations	4,248	(18,382)
Discontinued operations, net of minority interests of $(219) and $1,334 in 2006 and 2005, respectively	2	(10,263)
Income (loss) before gain on sales of real estate	4,250	(28,645)
Gain on sales of real estate, net of minority interests of $(638) and $(1,180) in 2006 and 2005, respectively	6	9,074
Net income (loss)	4,256	(19,571)
Net income allocated to preferred shareholders	(4,500)	(4,500)
Net loss available to common shareholders	$(244)	$(24,071)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(1.07)	$(0.97)
Discontinued operations, net of minority interests	0.01	(0.43)
Gain on sales of real estate, net of minority interests	0.03	0.38
Net loss available per weighted-average common share of beneficial interest –basic and diluted	$(1.03)	$(1.02)

Prime Group Realty Trust

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

(Unaudited)

Assets	June 30 2006	December 31 2005
Real estate:
Land	$91,760	$92,220
Building and improvements	337,571	335,951
Tenant improvements	43,782	43,200
Furniture, fixtures and equipment	553	521
	473,666	471,892
Accumulated depreciation	(21,502)	(11,142)
	452,164	460,750
In-place lease value, net	31,919	39,912
Above-market lease value, net	26,947	30,638
Property under development	–	1,501
	511,030	532,801

Investments in unconsolidated entities	103,650	111,197
Cash and cash equivalents	30,616	17,609
Receivables, net of allowance for doubtful accounts of $578 and $1,086 at June 30, 2006 and December 31, 2005, respectively:
Tenant	665	1,915
Deferred rent	4,008	2,184
Other	1,643	1,724
Restricted cash escrows	46,164	96,654
Deferred costs, net	11,196	5,220
Other	3,439	2,617
Total assets	$712,411	$771,921

Liabilities and Shareholders' Equity
Mortgage notes payable	$509,443	$452,965
Accrued interest payable	3,350	1,796
Accrued real estate taxes	21,976	22,389
Accrued tenant improvement allowances	5,181	11,792
Accounts payable and accrued expenses	5,993	6,527
Liabilities for leases assumed	5,732	7,618
Below-market lease value, net	13,896	16,195
Dividends payable	–	2,250
Other	6,726	9,136
Total liabilities	572,297	530,668
Minority interests:
Operating Partnership	108,705	135,853
Shareholders' equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B – Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid-in capital	106,589	106,239
Accumulated other comprehensive income	3	–
Distributions in excess of earnings	(75,225)	(881)
Total shareholders' equity	31,409	105,400
Total liabilities and shareholders' equity	$712,411	$771,921